UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

FOCUSED COMPOUNDING FUND, LP
ANDREW KUHN
GEOFF GANNON
JAMES FORD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Focused Compounding Fund, LP established a website in connection with the Special Meeting of shareholders scheduled for February 26, 2024. The contents of such website as of the date hereof is below:

Welcome to PRKAProxyFight.com, your ultimate repository for up-to-date information on the ongoing proxy fight between Focused Compounding and Parks! America, Inc.

We understand the importance of transparency and accessibility when it comes to corporate governance and proxy battles, which is why we've created this platform to provide you with a single source for all public developments related to the proxy fight.

Andrew Kuhn	Geoff Gannon

About Focused Compounding

The Focused Compounding Fund is a long-only, equity-focused hedge fund launched by Andrew Kuhn and Geoff Gannon in 2020.

In 2020, the Focused Compounding Fund became the third-largest shareholder in Parks! America by acquiring 17% of the outstanding shares, with the majority purchased from three separate shareholders.

During Q4 of 2023, the Focused Compounding Fund acquired an additional 21% of the outstanding shares in Parks! America from the company's former Chief Executive Officer, solidifying their position as the company’s largest shareholder with a 38.5% ownership stake.

Following the increase in their ownership to 38.5%, the Focused Compounding Fund notified Parks! America of their intent to launch a proxy contest, aiming to bring a new, owner-driven shareholder democracy to the board.

Board Nominees

Andrew Kuhn

Andrew Kuhn is the Managing Member of the General Partner and the Operations Manager at Focused Compounding Fund, LP, and has served in such position since 2020. The Focused Compounding Fund owns 38.5% of Parks! America. Prior to launching the Focused Compounding Fund, LP in 2020, Andrew served as the Operations Manager of Focused Compounding Capital Management, a separately managed accounts firm that was launched in 2018 and is still active today. Through his X (formerly known as Twitter) account, Mr. Kuhn regularly engages with over 40,000 users and provides key insight and thoughts on investment and business strategies. Since 2018, Mr. Kuhn has regularly produced a podcast jointly with Mr. Gannon on which they efficiently and effectively explain investment strategy to their followers who look to them for in-depth but understandable advice.

Geoff Gannon

Geoff Gannon is the Portfolio Manager at Focused Compounding Fund, LP, and has served in that position since 2020. The Focused Compounding Fund owns 38.5% of Parks! America. Prior to launching the Focused Compounding Fund, LP in 2020, Geoff served as the Portfolio Manager of Focused Compounding Capital Management, a separately managed accounts firm that was launched in 2018 and is still active today. Since 2005, Mr. Gannon has been writing and sharing information on numerous topics surrounding value investing. Since 2018, Mr. Gannon has regularly produced a podcast jointly with Mr. Kuhn on which they efficiently and effectively explain investment strategy to their followers who look to them for in-depth but understandable advice.

James Ford

James Ford, CFA, serves as the President and Managing Partner at First Ballantyne, LLC, a registered fixed-income broker-dealer, a role he has held since 2014. In his capacity at First Ballantyne he has successfully restructured several distressed bonds in the corporate and municipal sectors. He also manages over a dozen investment traders, analysts, and specialists. Mr. Ford also has extensive experience as a fiduciary while working for various asset management companies, which preceded his time at First Ballantyne, LLC. Mr. Ford Mr. Ford has a Bachelor’s of Science in Business Administration from the University of North Carolina – Chapel Hill and has been a Chartered Financial Analyst charter holder since 2006.

1/22/24

FORM 8-A12G - Registration of Securities

1/22/24

FORM 8-K: Parks! America Announces Adoption of Limited Duration Shareholder Rights Plan

1/22/24

FORM DEFA14A: Parks! America Announces Adoption of Limited Duration Shareholder Rights Plan

1/16/24

FORM 8-K: Parks! America Sets Date for the 2024 Annual Meeting of Shareholders

1/2/24

FORM DEFA14A: Notice of Special Meeting of Shareholders to be Held February 26, 2024

12/29/23

FORM 8-K: Parks! America Responds to the Purported Notice of Shareholder Demand for special Meeting

12/29/23

FORM DEFA14A: Parks! America Responds to the Purported Notice of Shareholder Demand for special Meeting

12/22/23

FORM 8-K: A Response to Focused Compounding’s Board Letter Dated December 18, 2023

1/29/24

Focused Compounding Nominates Jacob McDonough (The Guy Who LITERALLY Wrote the Book on Capital Allocation) For Parks! America’s June 6th Annual Meeting

1/26/24

FORM DEFC14A: Focused Compounding Submits Definitive Proxy Statement

1/19/24

FORM PRRN14A: Revised Preliminary Proxy Statement

1/18/24

Focused Compounding Refuses to Cancel February Special Election

1/10/24

FORM SC 13D/A: Focused Compounding and James Ford Hold a Collective Beneficial Ownership of 29,656,348 Shares

1/8/24

Focused Compounding Issues Open Letter to the Board of Parks! America, Inc.

1/4/24

FORM PREC14A: Focused Compounding Submits Preliminary Proxy to the SEC

12/22/23

FORM SC 13D/A: Focused Compounding Submits Letter to PRKA Demanding Special Shareholder Meeting

12/15/23

FORM SC 13D/A: Focused Compounding Purchases An Additional 16,012,700 Shares of PRKA